UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2006
FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33156	20-4623678
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4050 East Cotton Center Boulevard
Building 6, Suite 68
Phoenix, Arizona 85040
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (602) 414-9300
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On December 19, 2006, First Solar, Inc. (“First Solar”) announced the appointment of Paul H. Stebbins, chairman and chief executive officer of World Fuel Services Corporation (“World Fuel”), to the company’s board of directors. Mr. Stebbins’ appointment was effective immediately.
     Mr. Stebbins has served as the chairman of World Fuel since July 2002 and has served as a director of World Fuel since June 1995. Between July 2000 and 2002, Mr. Stebbins also served as president and chief operating officer of World Fuel. In 1985, Mr. Stebbins co-founded Trans-Tec Services, a global marine fuel service company acquired by World Fuel in 1995.
     Mr. Stebbins has also been appointed to the audit committee and the compensation committee of the board of directors.
     There is no arrangement or understanding between Mr. Stebbins and any other person pursuant to which he was selected to become a member of the board, nor are there any transactions between the First Solar and Mr. Stebbins that are reportable under Item 404(a) of Regulation S-K.
     A copy of the press release announcing the appointment of Mr. Stebbins as a member of the board is attached hereto as Exhibit 99.1.
Item 8.01. Other Events
     On December 18, 2006, First Solar announced that it had exercised options to increase sales volumes and extend contract terms under each of its six long-term supply contracts.
     A copy of the press release announcing the exercise of the options under the long-term supply contracts is attached hereto as Exhibit 99.2.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release of First Solar issued on December 19, 2006.

99.2	Press Release of First Solar issued on December 18, 2006.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.
Date: December 21, 2006	By:	/s/ Paul Kacir
		Name:	Paul Kacir
		Title:	VP General Counsel